UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 5, 2023
Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation of the United States	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Locust St.
Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-412-2100

Not Applicable
Former name or former address, if changed since last report
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2023, the Federal Home Loan Bank of Des Moines (the “Bank”) named James G. Livingston as the Bank’s Chief Financial Officer, effective January 17, 2023. Mr. Livingston will oversee the Bank’s accounting, capital markets, strategic planning, and financial controls departments.

Mr. Livingston, age 57, currently serves as Executive Vice President, Director of Municipal & Institutional Services for Zions Bancorporation, National Association (“Zions”). He joined Zions in 2005 as Vice President in the Investments Division and was promoted to Senior Vice President, Director of Public Finance in 2013. In 2015 he also served as Interim Director of Capital Markets. In 2016 he was promoted to Executive Vice President. Prior to joining Zions, Mr. Livingston served as Director of Financial Research and Quantitative Analyst for Ziff Brothers Investments from 2001 to 2004. Mr. Livingston's prior experience also includes five years serving as Assistant Professor of Accounting at Southern Methodist University. In addition, Mr. Livingston served on the Board of Directors of the Federal Home Loan Bank of Seattle (“Seattle Bank”) from 2007 to 2015 until the merger between the Seattle Bank and the Bank. Mr. Livingston remained on the Bank’s Board of Directors until 2021, serving as the Board Chair from 2020 to 2021.

Mr. Livingston has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Livingston and any of the Bank’s directors or executive officers, and there are no arrangements or understandings between Mr. Livingston and any other person pursuant to which he was selected as Chief Financial Officer of the Bank.

As the Bank’s Chief Financial Officer, Mr. Livingston will be paid an annual base salary of $425,000 and will be eligible to earn incentive awards under the Bank’s annual and long-term incentive plans which the Bank expects to adopt during the first quarter of 2023. Mr. Livingston’s maximum potential incentive award will be 80 percent of his base salary. In addition, the Bank will pay Mr. Livingston a hiring bonus of $350,000, payable as follows: $150,000 on his first payroll date; $100,000 following completion of his first year of employment with satisfactory performance; and $100,000 following the completion of his second year of employment with satisfactory performance. Further, he will be eligible to receive the Bank’s standard executive relocation benefits.

Upon the start of his employment, Mr. Livingston will replace Joelyn R. Jensen-Marren as Chief Financial Officer, principal financial officer, and principal accounting officer of the Bank. Ms. Jensen-Marren will continue to serve as the Bank’s Chief Risk and Compliance Officer as previously reported on Form 8-K dated August 25, 2022.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

January 10, 2023	By:	/s/ Robert W. Dixon

Name: Robert W. Dixon
Title: Interim General Counsel and Corporate Secretary